AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MAY 2, 2003

                           REGISTRATION NO. 333-84514

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                 Post-Effective
                                 Amendment No. 3
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)
                              --------------------

      Marshall Islands                                52-2098714
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                            FREDRIC S. LONDON, ESQ.,
                     SENIOR VICE PRESIDENT & GENERAL COUNSEL
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------

        Approximate date of commencement of proposed sale to the public:

                                 Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement pursuant to Rule 457(o).

                              --------------------

No exhibits are filed with this Post-Effective Amendment.

By this Amendment, OMI Corporation eliminates the potential for any further use of the Shelf Registration Statement which was first filed with the Securities and Exchange Commission on March 19, 2002.

OMI previously registered the issuance in one or more offerings of an aggregate 7,038,796 shares of common stock. The offering was registered pursuant to a Registration Statement on Form S-3 (File No. 333-84514) filed with the Commission on March 19, 2002, as amended. As part of this offering, OMI filed with the Commission a final Prospectus Supplement on December 12, 2002, whereunder we offered and sold 6,500,000 shares of common stock. Accordingly, an aggregate number of 538,796 shares remain available for distribution by the Registrant pursuant to the Registration Statement.

We have determined to conclude the offering and, as a consequence, we are filing this post-effective Amendment solely to remove from registration the remaining shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement 333-84514 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 30th day of April, 2003.

                                OMI Corporation
                                (Registrant)

                                By:    /s/ Fredric S. London
                                   ------------------------------------
                                   Fredric S. London
                                   Senior Vice President and General Counsel


                                By:    /s/ Kathleen C. Haines
                                   ------------------------------------
                                   Kathleen C. Haines
                                   Senior Vice President and Chief Financial
                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                   SIGNATURE                                              DATE
----                                   ---------                                              ----


Robert Bugbee                                *                                                April 30, 2003
Director                               -------------------------------------------

James N. Hood                                *                                                April 30, 2003
Director                               -------------------------------------------

Michael Klebanoff                            *                                                April 30, 2003
Director                               -------------------------------------------

Edward Spiegel                               *                                                April 30, 2003
Director                               -------------------------------------------

Craig H. Stevenson, Jr.                      *                                                April 30, 2003
Director                               -------------------------------------------

Donald C. Trauscht                           *                                                April 30, 2003
Director                               -------------------------------------------

James D. Woods                               *                                                April 30, 2003
Director                               -------------------------------------------

Philip J. Shapiro                            *                                                April 30, 2003
Director                               -------------------------------------------




*By:   /s/ Fredric S. London
    -------------------------------
    Fredric S. London
    as Attorney-In-Fact